GREENBRIAR CORPORATION
                         14185 Dallas Parkway, Suite 650
                               Dallas, Texas 75254

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held June 7, 2002






Dear Stockholders of Greenbriar Corporation:

     You are cordially invited to attend the annual meeting of stockholders of Greenbriar Corporation to be held at 10:00 AM, local time on June 7, 2002 at 14185 Dallas Parkway, Suite 650, Dallas, Texas 75254, to consider and vote upon the following matters:

     Proposal 1. Election of one Class II director and one Class III director to hold office in accordance with the Articles of Incorporation and Bylaws of the company, and the transaction of such other business that may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on May 7, 2002 can vote at the meeting.

     A copy of our Annual Report on Form 10-K for 2001 accompanies this Proxy Statement.

     You are cordially invited to attend the annual meeting in person. Even if you plan to attend the meeting, you are still requested to sign, date and return the accompanying proxy in the enclosed addressed envelope. If you attend, you may vote in person if you wish, even though you have sent your proxy.

By Order of the Board of Directors


 /s/ Oscar Smith
----------------
Oscar Smith, Secretary

April 19, 2002

                             GREENBRIAR CORPORATION
                         14185 Dallas Parkway, Suite 650
                               Dallas, Texas 75254
                                  (972)407-8400

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held June 7, 2002


     The company is sending this proxy statement and the accompanying proxy card to the holders of common stock and Series B preferred stock, of Greenbriar Corporation, in connection with a solicitation of proxies by the board of directors of the company from the stockholders for use at the annual meeting of stockholders of the company. We are mailing this proxy statement and the enclosed form of proxy beginning on or about April 28, 2002.



                          VOTING AND PROXY INFORMATION
Who May Vote

     Holders of record of common stock and Series B preferred stock at the close of business on May 7, 2002 are entitled to receive notice of and to vote at the annual meeting. At the close of business on the record date there were outstanding 359,163 shares of common stock and 615 shares of Series B preferred Stock, the only outstanding securities of the company entitled to vote at the annual meeting. The common stock is held by approximately 515 stockholders of record and the preferred stock is closely held.

Required Votes

     Each stockholder is entitled to one vote per share on all matters properly brought before the stockholders at the annual meeting. Such votes may be cast in person or by proxy. Under the rules of the American Stock Exchange, brokers holding shares for customers have authority to vote on certain matters when they have not received instructions from the beneficial owners and do not have such authority as to certain other matters. The Exchange rules allow member firms of the Exchange to vote on the Proposal without specific instructions from beneficial owners.

     The directors will be elected by a plurality of the votes cast in person or by proxy. Therefore, a stockholder's only option in the election of directors is to vote for the nominees or to withhold authority of the proxy to vote for the nominees.

How to Vote

     Votes may be cast in person at the annual meeting or by proxy using the enclosed proxy card. A facsimile of the proxy will be accepted. All shares of common stock and preferred stock that are represented at the annual meeting by properly executed proxies received by the company prior to or at the annual meeting and not revoked will be voted at the annual meeting in accordance with the instructions indicated in their proxies. Unless instructions to the contrary are specified in the proxy, each such proxy will be voted FOR the election as a director of the nominees listed herein.

Proxies Can Be Revoked

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the company, before the vote is taken at the annual meeting, a written notice of revocation bearing a date later than the date of the proxy, duly executing and delivering a subsequent proxy relating to the same shares or attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation should be sent to: Corporate Secretary, Greenbriar Corporation, 14185 Dallas Parkway, Suite 650, Dallas, Texas 75254.

Expenses of Solicitation

     The company will bear the expense of this solicitation, including the reasonable costs incurred by custodians, nominees, fiduciaries and other agents in forwarding the proxy material to you. The company will also reimburse brokerage firms and other custodians and nominees for their expenses in distributing proxy material to you. In addition to the solicitation made by this proxy statement, certain directors, officers and employees of the company may solicit proxies by telephone and personal contact.





                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

Nominees

     At the annual meeting, one Class II director and one Class III director will be elected to hold office until the 2005 and 2003, respectively, annual meeting of stockholders. The company's Articles of Incorporation provide that the directors are divided into three classes of equal or approximately equal number and that the number of directors constituting the board of directors will from time to time be fixed and determined by a vote of a majority of the company's directors serving at the time of such vote. The board of directors is now comprised of five members, with Class I consisting of two member, Classes II one member and Class III two members.

     It is intended that the accompanying proxy, unless contrary instructions are set forth therein, will be voted for the election of the nominees for election as directors as set forth in the following table. If the nominees become unavailable for election to the board of directors, the persons named in the proxy may act with discretionary authority to vote the proxy for such other persons as may be designated by the board of directors. However, the board is not aware of any circumstances likely to render the nominees unavailable for election. The withholding of authority or abstention will have no effect upon the election of directors by holders of common stock and Series B preferred stock because under Nevada law directors are elected by a plurality of the votes cast, assuming a quorum is present. The presence of a majority of the outstanding shares of common stock and Series B preferred stock, voting as one class, will constitute a quorum. The shares held by each holder of common stock and Series B preferred stock who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

     The following table sets forth certain information with respect to the persons who will be the nominees for election at the annual meeting and the other incumbent directors and executive officers of the company. Included within the information below is information concerning the business experience of each such person during the past five years. The number of shares of common stock beneficially owned by each of the directors who own stock as of April 19, 2002 is set forth below in "Securities Ownership of Certain Beneficial Owners."

Nominees and Business Experience

Class II
Being elected at the Annual Meeting to Term to expire in 2005
-------------------------------------------------------------
Victor L.  Lund
Age 73 Mr. Lund has been a director of the company since 1996. He founded Wedgwood Retirement Inns, Inc. ("Wedgwood") in 1977. Wedgwood became a wholly owned subsidiary of the company on March 31, 1996. For most of Wedgwood's existence, Mr. Lund was Chairman of the Board, President and Chief Executive Officer, positions he held until Wedgwood was acquired by the company. Mr. Lund is President and Chief Executive Officer of Wedgwood Services, Inc.

Class III
Being elected at the Annual Meeting to Term to expire in 2003

S. Louis Jackson           Mr.  Jackson was elected a director of the Company in
Age 65                     April  2002.  He  is  President  and  CEO  of  United
                           Management  Services,  Inc.  (UMS).  UMS manages over
                           3,000 senior apartment units. The company also owns assisted living and nursing home properties.

Incumbent Directors and Business Experience
Class I
Term expires in 2004
--------------------

James R. Gilley            Mr.  Gilley has been  Chairman of the  company  since
Age 68                     November 1989 and was  President and Chief  Executive
                           Officer from November  1989 until  December 16, 1996.
                           He was  re-elected as President  and Chief  Executive
                           Officer on October 2, 1998.

Gene S.  Bertcher          Mr. Bertcher has been Executive Vice President, Chief
Age 52                     Financial  Officer and Treasurer of the company since
                           November  1989 and was a director  from November 1989
                           until  September 1996. He was re-elected to the Board
                           in  2000.   Mr.   Bertcher  is  a  certified   public
                           accountant

Class III
Term expires in 2003
--------------------

Don C.  Benton             Mr.  Benton has been a director of the company  since
Age 47                     June 1994.  He currently  serves as a  consultant  to
                           various  Twelve  Step  ministry   programs.   He  was
                           Director  of  Twelve  Step  Ministries,  Lovers  Lane
                           United  Methodist  Church of Dallas  from 1991  until
                           1997  and  has  been  a  consultant   for   Spiritual
                           Counseling  and Education for the Addiction  Recovery
                           Center  since 1993.  He also served in that  capacity
                           for the Argyle  Specialty  Hospital.  Mr. Benton is a
                           Licensed   Chemical   Dependency   Counselor   and  a
                           Certified Alcohol and Drug Abuse Counselor.

                                 STOCK OWNERSHIP

     The following table sets forth as of April 19, 2002, certain information with respect to all stockholders known by the company to own beneficially more than 5% of the outstanding common stock (which is the only outstanding class of securities of the company, except for Series B preferred stock, the ownership of which is immaterial), as well as information with respect to the company's common stock owned beneficially by each director, director nominee, and current executive officer whose compensation from the company in 2001 exceeded $100,000, and by all directors and executive officers as a group. Unless otherwise indicated, each of these stockholders has sole voting and investment power with respect to the shares beneficially owned. All share numbers have been adjusted to reflect the company's one for twenty-five reverse stock split at the close of business on November 30, 2001 and the company's one for four stock dividend on February 4, 2002.


                                                  Common Stock
                                        --------------------------------
                                                Number          Percent
               Name and Address                   of               of
             of Beneficial Owner                Shares           Class
       -------------------------------- ----------------------- --------

       James R.  Gilley(1 & 2)                          153,843    36.2%
       14185 Dallas Parkway, Suite 650
       Dallas TX 75254

       Sylvia M.  Gilley(1 & 2)                         153,843    36.2%
       6211 Georgian Court
       Dallas TX 75240

       Victor L.  Lund(3)                                60,748    16.9%
       816 NE 87th Avenue
       Vancouver WA 98664

       Floyd B.  Rhoades(4)                              38,119    12.7%
       95 Argonaut Street
       Aliso Viego CA 92656

       Gene S.  Bertcher(5)                               3,300     1.0%
       14185 Dallas Parkway, Suite 650
       Dallas TX 75254

       William A.  Shirley, Jr.(6)                       32,026     8.5%
       2621 State Street
       Dallas TX 75204

       Don C. Benton                                          -        -
       Arrowhead Ranch
       Route 1, Box 204
       Clarksville TX 75426

       S. Louis Jackson                                       -        -
       10 Windridge
       Anderson IN 46012

       Lonnie Yarbrough                                     960    >1.0%
       14185 Dallas Parkway, Suite 650
       Dallas TX 75254

       Mark Whitman                                           -        -
       14185 Dallas Parkway, Suite 650
       Dallas TX 75254

       American Realty Trust, Inc.(7)                     4,874     1.3%
       10670 North Central Expressway
       Suite 300
       Dallas TX 75231

       Basic Capital Management, Inc.(7)                  7,063     1.9%
       10670 North Central Expressway
       Suite 600
       Dallas TX 75231

       Nevada Sea Investments, Inc.(7)                    3,640     1.0%
       10670 North Central Expressway
       Suite 501
       Dallas TX 75231

       International Health Products, Inc.(7)            12,454     3.4%
       10670 North Central Expressway
       Suite 410
       Dallas TX 75231

                                                  Common Stock
                                        --------------------------------
                                                Number          Percent
       Name and Address                           of               of
       of Beneficial Owner                      Shares           Class
       -------------------------------- ----------------------- --------
       Davister Corporation (7)                          12,560     3.5%
       10670 North Central Expressway
       Suite 410
       Dallas TX 75231
       Institutional Capital Corporation (7)             12,125     3.3%
       10670 North Central Expressway
       Suite 411
       Dallas TX 75231
       All executive officers, directors and            217,891    51.2%
       director nominees as a group
       (five persons)

(1) The shares are owned by a grantor trust for the benefit of Mr. and Mrs. Gilley. Sylvia M. Gilley is the spouse of James R. Gilley.

(2) Consists of 46,143 shares of common stock owned by JRG Investments Co., Inc., a corporation wholly owned by James R. Gilley ("JRG"); 15,500 shares of common stock owned by a grantor trust for the benefit of James R. and Sylvia M. Gilley; options to James R. Gilley to purchase 10,000 shares of common stock at $265.60 per share, exercisable through December 31, 2006; options to James R. Gilley to purchase 10,000 shares of common stock at $350.00 per share, exercisable through December 31, 2007; options to James
     R. Gilley to purchase 10,000 shares of common stock at $50.00 per share, exercisable through December 31, 2008; options to James R. Gilley to purchase 10,000 shares of common stock at $13.80 per share exercisable through December 31, 2009; options to James R. Gilley to purchase 10,000 shares of common stock at $7.50 per share, exercisable through December 31, 2010; options to James R. Gilley to purchase 10,000 shares of common stock at $12.80 per share, exercisable through December 31, 2011; a warrant to purchase 5,400 shares at an exercise price of $200.00 per share, exercisable through October 1, 2006, owned by the grantor trust for the benefit of Mr. and Mrs. Gilley; and 26,800 shares of common stock owned of record by Mrs. Gilley. Other than shares owned by the grantor trust, Mrs. Gilley disclaims any beneficial ownership of the shares owned by Mr. Gilley and JRG. Mr. Gilley and JRG disclaim beneficial ownership of the shares owned by Mrs. Gilley. Mr. Gilley has pledged all of his shares in JRG to Institutional Capital Corporation (formerly known as MS Holding Corp.), a non- affiliated entity, as collateral for repayment of a promissory note payable by JRG to Institutional Capital Corporation in the remaining principal amount of $2,996,373. Of the shares of common stock owned by the grantor trust, 10,000 shares were acquired by the trust from the company in November 1993 in consideration of a $2,250,000 partial recourse promissory note executed by the grantor trust and Mr. Gilley (as co-maker). This note bears interest at an annual rate of 5.5% until November 2003, when the entire principal balance and all accrued interest is due. The note is collateralized by the 10,000 shares purchased by the grantor trust, and the grantor trust and Mr. Gilley (as co-maker) have personal recourse only for the first 20% of the principal balance.

(3)  Consists of 60,748 shares of common stock owned by Mr. Lund.

(4) Consists of 31,341 shares of common stock owned by Mr. Rhoades, options to Mr, Rhoades to purchase 10,000 shares of common stock at $350.00 per share, and 58 shares owned by his spouse. Mr Rhoades disclaims beneficial ownership of shares owned by his spouse.

(5) Consists of 2,300 shares of common stock issued for promissory notes of $92,500, for which 650 shares are currently pledged as collateral, options to purchase 1,000 shares of common stock for $225.00 per share, all of which are vested.

(6) Includes 20,622 shares of common stock owned of record by Mr. Shirley and 11,404 shares of common stock which Mr. Shirley may acquire upon conversion of certain limited partnership units.

(7) Based on a Schedule 13D, dated April 8, 1998, filed by each of these entities and by Gene E. Phillips, each of these entities owns of record the number of shares set forth for such entity in the table above and each of such entities and Mr. Phillips disclaim they filed such Schedule 13D as a "group". According to the Schedule 13D, Basic Capital Management, Inc. may be deemed to beneficially own 15,578 shares, including the shares owned of record by American Realty Trust, Inc. and Nevada Sea Investments, Inc., and Mr. Phillips may be deemed to beneficially own all 52,717 shares owned of record and beneficially by these six entities. In the Schedule 13D, Mr. Phillips does not affirm beneficial ownership of any of these shares.


                             EXECUTIVE COMPENSATION

     The following tables set forth the compensation paid by the company for services rendered during the fiscal years ended December 31, 2001, 2000, and 1999 to the Chief Executive Officer of the company and to the other executive officers of the company whose total annual salary in 2001 exceeded $100,000, the number of options granted to any of such persons during 2001 and the value of the unexercised options held by any of such persons on December 31, 2001.

                           Summary Compensation Table



                                                                    Long Term
                                                                 Compensation-
                                                                    Number of
                                                                    Shares of
 Name and                                          Annual         Common Stock          All
Principal                                       Compensation-      Underlying          Other
Position                            Year            Salary           Options       Compensation(1)
---------                           ----        -------------    -------------     ---------------
James R. Gilley,                    2001           $386,000          10,000             $8,000
Chairman, President and             2000            460,000          10,000              5,500
Chief Executive Officer             1999            479,000          10,000              6,500
Gene S. Bertcher,                   2001            155,000               -              8,000
Executive Vice President and        2000            185,000               -              4,500
Chief Financial Officer             1999            198,000          10,000              4,500
Lonnie Yarbrough                    2001            104,000               -                  -
Vice President                      2000             93,000               -                  -
Facility Services                   1999             91,000               -                  -
Mark Whitman                        2001            104,000               -                  -
Vice President Operations           2000            109,000               -                  -
                                    1999             17,000               -                  -

(1)  Constitutes directors' fees paid by the company to the named individuals.


Table of Option Grants in 2001

The following table shows stock options granted to the named executive officers in 2001. Additionally, in accordance with the rules of the Securities and Exchange Commission, the table shows the hypothetical gains or options spreads that would exist for the respective options. These gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term. The options have a ten year term and generally are exercisable within 30 days following the termination of an optionee's employment. The options become fully exercisable in the event of a change in control (as defined in the options) of the company. In some cases, the exercise price may be paid by delivery of already-owned shares and tax withholding obligations related to exercise may be paid in shares.


                                                                                    Potential Realizable Value at
                                                                                 Assumed Annual Rates of Stock Price
                                                                              Appreciation for Option Term (10 years)
                                                                   ----------------------------------------------------------

                                                                                 5%                         10%
                                                                   ----------------------------------------------------------
              Options    % Options
              Granted    Granted to     Exercise                        Stock                       Stock
   Name         (in      Employees     Price (per     Expiration     Price (per                  Price (per
              shares)     in 2001        share)          Date          Share)          Gain        Share)          Gain
----------  ---------- ------------- --------------  ------------- -------------- ------------ ------------- ----------------
James R.      10,000       100%      $   12.80         12/31/11    $   20.85      $ 80,498.51  $    33.20    $   203,999.03
Gilley
----------  ---------- ------------- --------------  ------------- -------------- ------------ ------------- ----------------



                   Aggregated Option Exercises in Last Fiscal
                          Year and FY-End Option Values


                                                                                    Value of Unexercised
                                                       Number of Securities             In-the-Money
                                                      Underlying Unexercised          Options at 2001
                                                      Options at 2001 FY-End               FY-End
                       Shares Acquired    Value     ---------------------------   ---------------------------
    Name                 on Exercise     Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
    ----               ---------------   --------   -----------   -------------   -----------   -------------
James R. Gilley            --               --         50,000     --                --            --
Gene S. Bertcher           --               --          1,000     --                --            --


Stock Option Plan

     The board of directors administers the company's 1992 Stock Option Plan, as amended (the "1992 Plan"), 1997 Stock Option Plan (the "1997 Plan"), and 2000 Stock Option Plan (the "2000 Plan"), each of which provides for grants of incentive and non-qualified stock options to the company's executive officers, as well as its directors and other key employees and consultants in the case of the 1997 Plan. Under the Plans, options are granted to provide incentives to participants to promote long-term performance of the company and specifically, to retain and motivate senior management in achieving a sustained increase in stockholder value. Currently, none of the plans has a pre-set formula or criteria for determining the number of options that may be granted. The exercise price for an option granted under both Plans is determined by the board of directors, in an amount not less than 100 percent of the fair market value of the company's common stock on the date of grant. The board of directors reviews and evaluates the overall compensation package of the executive officers and determines the awards based on the overall performance of the company and the individual performance of the executive officers. The company currently has reserved 8,700 shares of common stock for issuance under the 1992 Plan, 20,000 shares of common stock under the 1997 Plan and 20,000 shares of common stock under the 2000 Plan. As of the date of this proxy statement options have been granted for all shares reserved under the 1992 Plan and all but 444 shares under the 1997 Plan.

Employment Agreements

     Until October 18, 2001, the company had an employment  agreement with James
R. Gilley, Chairman, President and Chief Executive Officer, dated January 1, 1997, that provided for a three year term that recommenced each day. The agreement provided for a base salary of $460,000 and 10,000 fully vested, non-qualified stock options each year in lieu of any cash bonus.

     Until October 18, 2001,  the company had an employment  agreement with Gene
S. Bertcher, Executive Vice President and Chief Financial Officer. The agreement, dated January 1, 1997, provided for a two year term that recommenced each day. The agreement provided for compensation of $180,000 per year and discretionary bonus.

     On October 3, 2001 the company settled a dispute with a significant preferred shareholder. As part of the settlement the company transferred eleven assisted living communities to that shareholder. While the company and its senior executives believe the settlement was very favorable to the company they also recognized that, due to the reduced size of the company, it would be necessary to reduce overhead costs.

     On October 18, 2001 the employment contracts with Messrs. Gilley and Bertcher were amended to reduce the cash drain to the company. The original employment contracts provided that any reduction in compensation would trigger a required severance payment within five days to Messrs. Gilley and Bertcher of $1,380,000 and $360,000 respectively. Messrs. Gilley and Bertcher have agreed to accept notes from the company for the amounts if paid timely. These notes are non-interest bearing and are not due until December 31, 2004. There are certain acceleration provisions that will only be effective if the company violates the terms of the amended employment contracts.

     The amended employment contracts provide that Messrs. Gilley and Bertcher will receive a salary of $12,000 per year. In addition, as in his previous employment agreement Mr. Gilley will annually receive stock options for 10,000 shares of common stock. These options are exercisable at the market price of the company's stock at the time the options are granted and are in lieu of any cash bonus Mr. Gilley might have otherwise received.

     The amended employment contracts also provide for incentive compensation for Messrs. Gilley and Bertcher. The company has agreed to conduct its future business through the use of limited partnerships. Messrs. Gilley and Bertcher will receive partnership interests in each of these partnerships. Depending on the circumstances Mr. Gilley will receive a limited partner interest of between 8% and 25.9%. Mr. Bertcher will receive a limited partner interest of between 4% and 10.5%. The company has agreed that during the term of the employment contacts, which expire on December 31, 2004, all property acquisitions shall be made using a partnership structure. An affiliate of Mr. Gilley will serve as the general partner for the partnerships for no additional compensation.

                 REPORT OF INDEPENDENT DIRECTORS ON COMPENSATION

     The compensation paid to the company's executive officers is reviewed and approved annually by the independent members of the board of directors acting as the Company's Compensation Committee. In addition to approving annual compensation for the company's executive officers, the independent directors approve any incentive awards for executive officers and other key employees, any stock option grants and additional benefits such as the company's 401(k) plan.

     The company's compensation philosophy is to attract, retain and reward executives who have shown they are capable of leading the company in achieving its business objectives and performance goals. These objectives include preserving and increasing the company's asset value; positioning the company's operations in geographic markets offering long term, profitable growth opportunities; preserving and enhancing shareholder value and keeping the company competitive in its marketing and operations. The accomplishment of these objectives is measured against conditions prevalent in the assisted living industry. In recent years the industry has grown to be a highly competitive industry for residents, real estate and services in a rapidly changing regional and national environment.

     The board of directors determined that the primary forms of executive compensation should be the incentive system discussed above. The company's performance is a key consideration (to the extent that such performance can be fairly attributed or related to an executive's performance) and each executive's responsibilities and capabilities are key considerations. The independent directors strive to keep executive compensation competitive for comparable positions in other corporations where possible. In addition, the Compensation Committee believes in equity compensation wherein executives will be additionally rewarded based on increasing the company's shareholder value. Base salaries are predicated on a number of factors, including:

     o    recommendation of the Chief Executive Officer;
     o    knowledge of similarly situated executives at other companies;
     o    the executive's position and responsibilities within the company;
     o    the  board of  directors'  subjective  evaluation  of the  executive's
          contribution   to  the  company's   performance;
     o    the executive's experience and
     o    the term of the executive's tenure with the company.

In October 2001 Greenbriar management recommended decreasing corporate overhead by offering certain key executives partnership interests in partnerships formed to acquire various properties in return for substantial salary reductions. After reviewing these recommendations, the Compensation Committee concurred with management's recommendations.

Chief Executive Officer Compensation
     The board of directors reviewed the compensation of the Chief Executive Officer in connection with the amendment to his Employment Agreement described above. The board approved the compensation plan set forth in that agreement as the best means to accomplish the company's objectives.

Independent Directors

Victor L. Lund
Don C. Benton
                             AUDIT COMMITTEE REPORT

     During the year 2001, due to the resignation of certain directors, the board of directors was reduced to four persons. Due to the relatively small number of board members it was decided by the board to eliminate all committees and conduct all business directly with either the full board or, in certain circumstances, with the two non-management directors. On January 14, 2002, the board of directors reinstated the audit committee and made Victor L. Lund and Don C. Benton members.


                              FINANCIAL INFORMATION

Financial Statement
The consolidated financial statements and auditor's report, the management discussion and analysis of financial condition and results of operations, information concerning the quarterly financial data for the fiscal year ended December 31, 2001 and other information are included in the company's Form 10-K which accompanies this proxy statement.

Independent Auditors
The board has, in accordance with the recommendation of its Audit Committee, chosen the firm of Grant Thornton, LLP ("Grant Thornton") as independent auditors for the company. Representatives of Grant Thornton are expected to be present and to be available to respond to appropriate questions at the annual meeting. They have the opportunity to make a statement if they desire to do so; they have indicated that, as of this date, they do not.

Audit Fees
Grant Thornton's fees for our 2001 annual audit and review of interim financial statements were $66,000.

Financial Information Systems Design and Implementation Fees
Grant Thornton did not render any professional services to the company in 2001 with respect fo financial information systems design and implementation.

All Other Fees
Grant Thornton's fees for all other professional services rendered to the company during 2001 were $209,753, including audit related services of $74,529 and non-audit services of $135,224. Audit related services included fees for statutory audits, lender required audits and accounting consultations. Non-audit services included fees for tax preparation and tax consultations.

Audit Committee

Victor L. Lund
Don C. Benton

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return on a $100 investment in the company's common stock on December 31, 1997 through December 31, 2001, based on the company's closing stock price on December 31, for each of those years. The same information is provided for the Standard & Poor's 500 index and, from 1997 through 2001 for an industry peer group1.


                               [GRAPHIC OMITTED]


--------
     1 The company considers its peer group to be public companies whose business is primarily in the assisted living industry. Those companies are Alterra Healthcare Corporation, American Retirement Corporation, ARV Assisted Living, Inc., Assisted Living Concepts, Inc., Emeritus Corporation and Sunrise Assisted Living, Inc.

Certain Relationships and Related Transactions

     The following paragraphs describe certain transactions between the company and any stockholder beneficially owning more than 5% of the outstanding common stock, the executive officers and directors of the company and members of the immediate family or affiliates of any of them, which occurred since the beginning of the 1998 fiscal year.

     On November 19, 1993 the company sold 8,000 unregistered shares of its common stock to The April Trust, a grantor trust for the benefit of James R. Gilley, Chairman, President and Chief Executive Officer of the company, and his wife, at a price equal to the closing price of the shares on the American Stock Exchange on that date ($281.25) per share for consideration consisting of a $2,250,000 promissory note (for which Mr. Gilley is a co-maker) for the full purchase price thereof, of which 20% of the principal amount of the note is a recourse obligation of Mr. Gilley and the grantor trust and the balance of the note is non- recourse. The note bears interest at a rate of 5.5% per annum, which accrues and is payable along with all principal upon maturity on November 18, 2003, and is secured by a pledge of the stock back to the company to hold as collateral for payment of the note pending payment in full. On December 16,1996, the compensation committee extended the due date of the note to November 18, 2008.

     Gene S. Bertcher, an officer of the company, is indebted to the company for an aggregate of $92,500, for notes issued in payment for shares of Common Stock. Mr. Bertcher's notes are secured by a pledge of 520 shares of common stock. Such notes bear interest at a rate equal to any cash or stock dividends declared on the purchased stock and are due in a single installment for each such note on or before October 1, 2002.

     As part of the Wedgwood Acquisition and as an accommodation to the sellers to assist them to help achieve a tax-free acquisition, James R. Gilley and members of his family agreed to contribute a retail property in North Carolina to the company in exchange for 27,000 shares of the company's Series D preferred stock. Mr. Gilley and his family had owned the retail property for over five years. The consideration received by James R. Gilley and members of his family, valued at $3,375,000, was based upon an independent appraisal of the North Carolina shopping center. The Series D preferred stock is unregistered, has no trading market unless converted to common stock and is entitled to one vote per share on all matters to come before a meeting of stockholders. The Series D preferred stock bears a cumulative quarterly dividend of 9.5% per year, which approximates the cash flow Mr. Gilley and his family members were receiving from the retail property prior to its contribution to the company. Mr. Gilley and his family members and affiliates transferred all of the shares of Series D preferred stock to The April Trust effective April 1997. On July 1, 2001 the Series D Preferred Stock was converted to a note due June 30, 2004. The note bears interest at the rate of 10% per annum.

     It is anticipated that in the future the company's executive officers will participate in the profits or losses derived from the company's involvement in real estate and senior living property partnerships. The company feels that allowing these officers to participate as partners instead of drawing large salaries will allow the company to hold down its overhead while rewarding those executive officers who help the company prosper. The Compensation Committee concurs with this policy (see page 8 of this Proxy Statement for the Compensation Committee's report).

     It is the policy of the company that all transactions between the company and any officer or director, or any of their affiliates, must be approved by non-management members of the board of directors of the company. All of the transactions described above were so approved.

Organization of the Board of Directors

     During the year 2001 the board of directors held 13 meetings.

     During the year 2001, due to the resignation of certain directors, the board of directors has been reduced to four persons. Due to the relatively small number of board members it was decided by the board to eliminate all committees and conduct all business directly with either the full board or, in certain circumstances, with the two non-management directors.

     On January 14, 2002, the board of directors reinstated the audit committee and made Victor L. Lund and Don C. Benton members with one additional member to be named from newly elected independent directors. On April 5, 2002, S. Louis Jackson was elected to the board and named a member of the audit committee.

     Any stockholder who wishes to recommend a prospective nominee for the board of directors for consideration by the board for the election in 2003 may write:
Corporate Secretary, 14185 Dallas Parkway, Suite 650, Dallas, Texas 75254, on or before January 1, 2003.

Compensation of Directors

     The company pays each director a fee of $2,500 per year plus a meeting fee of $1,000 for members of management and $2,000 for non-management directors for each board meeting attended.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of Forms 3, 4 and 5 furnished to the company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or upon written representations received by the company, the company is not aware of any failure by any director, officer or beneficial owner of more than 10% of the company's common stock to file with the Securities and Exchange Commission, on a timely basis, any Form 3, 4 or 5 relating to 2001.

                                  ANNUAL REPORT

     The annual report to stockholders, including consolidated financial statements, for the year ended December 31, 2001, accompanies the proxy material being mailed to all stockholders. The annual report is not a part of the proxy solicitation material. The annual report is the company's Form 10-K for 2001, including the financial statements and schedules, as filed with the Securities Exchange Commission. A stockholder may also request copies of any exhibit to the Form 10-K, and the company will charge a fee to cover expenses to prepare and send any exhibits. You may request these from: Corporate Secretary, Greenbriar Corporation, 14185 Dallas Parkway, Suite 650, Dallas, Texas 75254.


                                  OTHER MATTERS

     The board of directors does not intend to bring any other matters before the annual meeting and has not been informed that any other matters are to be presented to the annual meeting by others. In the event that other matters properly come before the annual meeting or any adjournments thereof it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.


                             DEADLINE FOR SUBMISSION
                          OF PROPOSALS TO BE PRESENTED
                   AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS

     Any stockholder who intends to present a proposal at the 2003 annual meeting of stockholders must file such proposal with the company by January 1, 2003 for possible inclusion in the company's proxy statement and form of proxy relating to the meeting.


By Order of the Board of Directors




 /s/ Oscar Smith
----------------
Oscar Smith, Secretary



                             Greenbriar Corporation

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders of Greenbriar Corporation, to be held at the offices of the company at 14185 Dallas Parkway, Suite 650, Dallas, Texas 75254, on June 7,
2002, beginning at 10:00 a.m., Dallas Time, and the proxy statement in connection therewith and appoints James R. Gilley and Gene S. Bertcher, and each of them, the undersigned's proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of common stock and Series B preferred stock of the company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

     The undersigned directs that the undersigned's proxy be voted as follows:
     1.  ELECTION OF   [ ]  FOR the Class I1 nominee         [ ]  WITHHOLD AUTHORITY
         DIRECTORS          listed below (except as marked        to vote for the Class II
                            to the contrary below)                nominee listed below


         ELECTION OF   [ ]  FOR the Class II1 nominee        [ ]  WITHHOLD AUTHORITY
         DIRECTORS          listed below (except as marked        to vote for the Class III
                            to the contrary below)                nominee listed below


         Class II nominee: Victor L. Lund
         Class III nominee: S. Louis Jackson
         (Instruction: To withhold authority to vote any individual nominee, write that nominee's name on the line provided below.)

          ----------------------------------------------------------------------


     2. IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

This proxy will be voted as specified above. If no specification is made, this proxy will be voted for the election of the director nominees in item 1 above.

The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock or Series B preferred stock of the company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

If more than one of the proxies named shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

Please date, sign and mail this proxy in the enclosed envelope. No postage is required.

                                                 Date                     , 2002
                                                     ---------------------



                                                 -------------------------------
                                                 Signature of Stockholder

                                                 -------------------------------
                                                 Signature of Stockholder

                                          Please  date this  proxy and sign your
                                          name  exactly  as it  appears  hereon.
                                          Where  there is more  than one  owner,
                                          each should  sign.  When signing as an
                                          attorney,   administrator,   executor,
                                          guardian or  trustee,  please add your
                                          title  as  such.   If  executed  by  a
                                          corporation,   the  proxy   should  be
                                          signed by a duly authorized officer.